EXHIBIT 20.1
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of April 12, 2007
     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among WASTE SERVICES (CA) INC., an Ontario corporation (“WSCA”), WASTE SERVICES, INC., a Delaware corporation (the “Borrower”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
     A. The Borrower, WSCA, the Lenders, the Administrative Agent, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Canadian Agent, entered into a Second Amended and Restated Credit Agreement, dated as of December 28, 2006 (as amended, restated, modified or supplemented prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).
     B. The Borrower desires to amend the Credit Agreement to, among other things, permit the incurrence of additional Indebtedness, in the form of new Tranche E Term Loans, to be used (i) for the purpose of prepaying the Tranche D Term Loans, (ii) for general corporate purposes, including (a) prepaying the Revolving Credit Loans and (b) financing a portion of the stock acquisition (the “Acquisition”) of U.S.A. Recycling LLC, U.S.A. Recycling Holdings LLC and Freedom Recycling Holdings LLC, and (iii) for paying fees, costs and expenses incurred in connection with the foregoing or relating thereto.
     C. Each existing Lender with outstanding Tranche D Term Loans (an “Existing Tranche D Term Loan Lender”) that executes and delivers to the Administrative Agent a conversion notice in the form attached hereto as Exhibit A (a “Conversion Notice”) will be considered a continuing Lender (each a “Continuing Lender”) and will exchange all of its outstanding Tranche D Term Loans for Tranche E Term Loans on the Amendment Effective Date.
     D. Each Person (other than a Continuing Lender) that agrees to make Tranche E Term Loans on the Amendment Effective Date (an “Additional Lender”) will, execute and deliver to the Administrative Agent, on or prior to the Amendment Effective Date, a Lender Addendum in the form attached hereto as Exhibit B, and make such Tranche E Term Loans to the Borrower on the Amendment Effective Date in the manner contemplated by Section 2 of this Amendment.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendment. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:
     (a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

     “First Amendment”: the First Amendment to this Agreement, dated as of April 12, 2007.
     “First Amendment Effective Date”: the “Amendment Effective Date” as defined in the First Amendment, which date shall be deemed to be April 12, 2007.
     “Repricing Prepayment”: as defined in Section 2.11(b).
     “Tranche E Term Loan”: as defined in Section 2.1.
     “Tranche E Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Tranche E Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in such Lender’s Conversion Notice and/or under the heading “Tranche E Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche E Term Loan Commitments on the First Amendment Effective Date is $294,646,850.
     “Tranche E Term Loan Facility”: as defined in the definition of “Facility”.
     “Tranche E Term Loan Lender”: each Lender that has a Tranche E Term Loan Commitment or is the holder of a Tranche E Term Loan.
     “Tranche E Term Loan Percentage”: as to any Tranche E Term Loan Lender at any time, the percentage which such Lender’s Tranche E Term Loan Commitment then constitutes of the aggregate Tranche E Term Loan Commitments (or, at any time after the First Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Tranche E Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche E Term Loans then outstanding).
     “USA Recycling Acquisition”: the Acquisition, as defined in the First Amendment.
     (b) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:
     “Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Canadian Prime	Base Rate	Acceptance	Eurodollar
	Rate Loans	Loans	Fee	Loans
US Revolving Credit Facility (including US Swing Line Loans)	N.A.	3.50%	N.A.	4.50%
Canadian Revolving Credit Facility (including Canadian Swing Line Loans)	3.50%	3.50%	4.50%	4.50%
Tranche E Term Loan Facility	N.A.	1.50%	N.A.	2.50%

provided, that (a) on and after the Restatement Effective Date, the Applicable Margin with respect to US Revolving Credit Loans, Canadian Revolving Credit Loans, US Swing Line Loans and Canadian Swing Line Loans will be determined pursuant to the Pricing Grid, and (b) after FQ2 2007, the Applicable Margin with respect to Tranche E Term Loans will be determined pursuant to the Pricing Grid.
     (c) The definition of “Continuing Lenders” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Continuing Lenders”: as defined in the First Amendment.
     (d) The definition of “Conversion Notice” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Conversion Notice”: with respect to any applicable Lender, a Conversion Notice, substantially in the form of Exhibit A to the First Amendment.
     (e) The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Commitment”: with respect to any Lender, the sum of the Tranche E Term Loan Commitment and the Revolving Credit Commitment of such Lender.
     (f) The definition of “Facility” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Facility”: each of (a) the Tranche E Term Loan Commitments and the Tranche E Term Loans made thereunder (the “Tranche E Term Loan Facility”), (b) the US Revolving Credit Commitments and the extensions of credit made thereunder (the “US Revolving Credit Facility”), and (c) the Canadian Revolving Credit Commitments and the extensions of credit made thereunder (the “Canadian Revolving Credit Facility”).
     (g) The definition of “Lender Addendum” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Lender Addendum”: with respect to any applicable Lender, a Lender Addendum, substantially in the form of (i) Exhibit A to the First Amendment or (ii) such other form substantially similar and reasonably acceptable to the Borrower and the Administrative Agent.
     (h) The definition of “Majority Facility Lenders” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Majority Facility Lenders”: with respect to (i) the Tranche E Term Loan Facility, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Tranche E Term Loans, and (ii) the Revolving Credit Facilities, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

     (i) The definition of “Term Loan Facility” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Term Loan Facility”: the Tranche E Term Loan Facility.
     (j) The definition of “Term Loan Lenders” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Term Loan Lenders”: the Tranche E Term Loan Lenders.
     (k) The definition of “Term Loans” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Term Loans”: the Tranche E Term Loans.
     (l) Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Term Loan Commitments. Subject to the terms and conditions hereof, the Tranche E Term Loan Lenders severally agree to make term Loans (each, a “Tranche E Term Loan”) to the Borrower (or convert Tranche D Term Loans) on the First Amendment Effective Date in an aggregate principal amount for each Tranche E Term Loan Lender not to exceed the amount of the Tranche E Term Loan Commitment of such Lender. Any unfunded Tranche E Term Loan Commitments shall terminate on the First Amendment Effective Date if not borrowed on such date. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined in accordance with Sections 2.2 or 2.13 hereof.”
     (m) Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Procedure for Borrowing of Term Loans. Each Tranche E Term Loan shall be made in accordance with Section 2 of the First Amendment.”
     (n) Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Repayment of Term Loans. The Tranche E Term Loan of each Tranche E Term Loan Lender shall mature in 16 consecutive quarterly installments commencing on June 30, 2007, each of which shall be in an amount equal to such Lender’s Tranche E Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
June 30, 2007	$736,617.13
September 30, 2007	$736,617.13
December 31, 2007	$736,617.13
March 31, 2008	$736,617.13
June 30, 2008	$736,617.13
September 30, 2008	$736,617.13
December 31, 2008	$736,617.13
March 31, 2009	$736,617.13

Installment	Principal Amount
June 30, 2009	$736,617.13
September 30, 2009	$736,617.13
December 31, 2009	$736,617.13
March 31, 2010	$736,617.13
June 30, 2010	$71,451,861.13
September 30, 2010	$71,451,861.13
December 31, 2010	$71,451,861.13
March 31, 2011	$71,451,861.13
     (o) Section 2.8 of the Credit Agreement is hereby amended by (i) inserting “(a)” in the first line thereof prior to the words “As the Borrower”, (ii) deleting the word “and” immediately prior to clause (a)(ii) thereof and replacing it with a “,” and (iii) inserting new clause (iii) at the end of clause (a)(ii) thereof to read as follows:
     “(iii) the principal amount of each Tranche E Term Loan of such Tranche E Term Loan Lender in installments according to the amortization for such Term Loans set forth in Sections 2.3, or on such earlier date on which the Loans become due and payable pursuant to Section 8.”
     (p) Section 2.8 of the Credit Agreement is hereby further amended by deleting the proviso contained in clause (e) thereof and replacing it as follows:
     “; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the First Amendment Effective Date or the making of the Loans on the First Amendment Effective Date.”
     (q) Section 2.11 of the Credit Agreement is hereby amended by (i) inserting “(a)” prior to the words “Each of the Borrower and WSCA” in the first line thereof and (ii) adding a new clause (b) to read as follows:
     “(b) In the event that, on or prior to the first anniversary of the First Amendment Effective Date, any Term Loan Lender receives a Repricing Prepayment (as defined below), then at the time thereof, the Borrower shall pay to such Term Loan Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Loan Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Loan Lender that is prepaid by the Borrower substantially concurrently with the incurrence by the Borrower or any of its Subsidiaries of new replacement term loans that have interest rate margins lower than the Applicable Margin then in effect for the Term Loan so prepaid; provided, that no refinancing of the Term Loans in connection with the termination of this agreement shall be a Repricing Prepayment.”
     (r) Section 2.12 of the Credit Agreement is hereby amended by (i) deleting the words “Section 7.2(g)(i)(y) and 7.2(g)(ii)” in the parenthetical in clause (a)(ii) thereof and replacing them as follows: “Section 7.2(g)(i)(x)” and (ii) replacing the amount “$25,000,000” in clause (i) of the proviso in clause (b) thereof with the amount “$40,000,000”.
     (s) Section 2.18 of the Credit Agreement is hereby amended by deleting the words “Tranche D” in clause (a) thereof and replacing them with the words “Tranche E”.

     (t) Section 4.16 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:
     “The proceeds of the Tranche E Term Loans shall be used for the purpose of (a) prepaying the Tranche D Term Loans, (b) for general corporate purposes, including (i) prepaying the Revolving Credit Loans and (ii) financing a portion of the USA Recycling Acquisition, and (c) for paying fees, costs and expenses incurred in connection with the foregoing or relating thereto.”
     (u) Section 7.1 of the Credit Agreement is hereby amended by replacing the Consolidated Senior Secured Leverage Ratio level of “2.50:1.00” for each of FQ4 2007 and FQ1 2008 in clause (b) thereof with the level “2.75:1:00”.
     (v) Section 7.2 of the Credit Agreement is hereby amended by replacing the amount “$12,000,000” in clause (c) thereof with the amount “$20,000,000”.
     (w) Section 7.5 of the Credit Agreement is hereby amended by (i) replacing the amount “$25,000,000” in clause (e) thereof with the amount “$40,000,000” and (ii) replacing the amount “$25,000,000” in the second proviso in clause (g) thereof with the amount “$50,000,000”.
     (x) Section 7.8 of the Credit Agreement is hereby amended by (i) deleting clause (h)(iv) thereof and replacing it as follows:
     “(iv) the aggregate purchase price for all such Permitted Acquisitions (excluding the Southwest and Pro Disposal Acquisitions and the USA Recycling Acquisition) shall not exceed (x) $150,000,000 from the First Amendment Effective Date through the term of this Agreement or (y) $75,000,000 for any single Permitted Acquisition;”
and (ii) inserting the words “and Section 7.5(h)” immediately after the words “Section 7.5(g)” in clause (m) thereof.
     (y) Section 10.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Delivery of Lender Addenda. Each Lender as of the First Amendment Effective Date which is not a Continuing Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.”

     (z) Annex A of the Credit Agreement is hereby amended and restated in its entirety as follows:
PRICING GRID FOR TRANCHE E TERM LOANS,
REVOLVING CREDIT LOANS AND SWING LINE LOANS

	Applicable Margin for Eurodollar		Applicable Margin for Base Rate
	Loans		Loans
		Revolving Credit		Revolving Credit
		Loans and Swing		Loans and Swing
Consolidated Leverage Ratio	Term Loans	Line Loans	Term Loans	Line Loans
> 5.25 to 1.00	2.75%	4.50%	1.75%	3.50%
< 5.25 to 1.00 and > 4.50 to 1.00	2.75%	4.00%	1.75%	3.00%
< 4.50 to 1.00 and > 4.00 to 1.00	2.50%	3.75%	1.50%	2.75%
< 4.00 to 1.00	2.50%	3.50%	1.50%	2.50%

     The above Applicable Margins shall be reduced by 0.25% if the Borrower has obtained a senior secured bank loan rating from Moody’s Investors Service, Inc. of B2 or better and a senior secured bank loan rating from Standard & Poor’s Ratings Group of B or better, effective as of the day after the date on which such ratings are obtained.
     Changes in the Applicable Margin with respect to Tranche E Term Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Sections 6.1(a) and (b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.25 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.
     (aa) Exhibit G-1 to the Credit Agreement is hereby amended by deleting the words “Tranche D” in each place they appear therein and replacing them with the words “Tranche E”.
2. New Term Loans
     (a) The “Tranche E Term Loan Commitment” of (i) any Continuing Lender shall be the principal amount of its then outstanding Tranche D Term Loans or such lesser amount as is determined by the Administrative Agent and notified to such Lender prior to the Amendment Effective Date and (ii) any Additional Lender shall be the amount of such commitment set forth in the Lender Addendum delivered by such Lender or such lesser amount as is allocated to it by the Administrative Agent and notified to it prior to the Amendment Effective Date. The aggregate amount of Tranche E Term Loan Commitments shall equal the aggregate principal amount of the Tranche D Term Loans outstanding immediately prior to the Amendment Effective Date plus $50,000,000.
     (b) The Borrower shall deliver to give the Administrative Agent irrevocable notice of borrowing (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, one Business Day prior to the anticipated Amendment Effective Date) requesting that the Lenders with Tranche E Term Loan Commitments (as defined in Section 1(a)) make the Tranche E Term Loans (as defined in Section 1(a)) on the Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche E Term Loan Lender thereof. Not later than 11:00 A.M., New York City time, on the Amendment Effective Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche E Term Loans to be made by such Lender (or provide the Administrative Agent with a Conversion Notice with respect to its Tranche D Term Loans in lieu of such funding requirement). The Administrative Agent shall use the amounts made available to the Administrative Agent by such Lenders to prepay the Tranche D Term Loans outstanding on such date. Tranche E Term Loan Commitments in existence on the Amendment Effective Date and not funded (including by way of conversion) on such date will terminate on such date. To the extent that Tranche D Term Loans are repaid with proceeds of Tranche E Term Loans, such Tranche D Term Loans shall be deemed to have been assigned and transferred to the Lenders with the Tranche E Term Loan Commitments (to be allocated amongst such Lenders at the Administrative Agent’s discretion notwithstanding Section 2.11 and Section 2.12 of the Credit Agreement) and thereafter shall be outstanding as Tranche E Term Loans held by Lenders subject to and in accordance with all terms, conditions and provisions of the Credit Agreement applicable to the Tranche E Term Loans.
     (c) All Tranche E Term Loans made (including by way of conversion) on the Amendment Effective Date will have the same Types (in the Lenders’ same amounts) as applicable at such time to the Tranche D Term Loans and will have initial Interest Periods ending on the same dates as the Interest Periods applicable at such time to the Tranche D Term Loans, and the Eurodollar Rate applicable to such Tranche E Term Loans during such initial Interest Periods will be the same as that applicable at such time to the Tranche D Term Loans being refinanced. No accrued interest on the Tranche D Term Loans converted into Tranche E Term Loans shall be payable on the Amendment Effective Date and no amounts under Section 2.21 of the Credit Agreement shall be payable in connection with such conversion.
     (d) The Required Lenders hereby waive the requirements of Section 2.11 of the Credit Agreement solely to the extent that such Section requires any notice of prepayment to be given in respect of the Tranche D Term Loans to be prepaid on the Amendment Effective Date. Notwithstanding that the Tranche D Term Loans shall be refinanced in full on the Amendment Effective Date, the provisions of the Credit Agreement with respect to Sections 2.19, 2.20, 2.21 and 10.6 will continue in full force and effect with respect to, and for the benefit of, each Lender in respect of such Lender’s Tranche D Term Loans existing under the Credit Agreement prior to the Amendment Effective Date.
     3. Conditions to Effectiveness.
     The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
     (a) the Administrative Agent shall have received (i) signed written authorization from the Majority Facility Lenders with respect to the Tranche D Term Loan Facility and the US Revolving Credit Facility and the Additional Lenders to execute this Amendment on behalf of such Lenders, (ii) counterparts of this Amendment signed by each of WSCA, the Borrower and the Administrative Agent, and (iii) counterparts of the consent of the Guarantors attached hereto as Annex 1 (the “Consent”) executed by each of the Guarantors;
     (b) each of the representations and warranties in Section 4 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
     (c) the Administrative Agent shall have received payment in immediately available funds of (i) those fees previously agreed to by the parties hereto in connection with this Amendment, and (ii) all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented;
     (d) in consideration of this Amendment, the Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and returns to the Administrative Agent its consent no later than 5:00 p.m. (New York time) on April 11, 2007, a fee equal to 0.05% of such Lender’s Aggregate Exposure (determined prior to giving effect to this Amendment);
     (e) the Administrative Agent shall have received executed legal opinions from counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent;
     (f) the Administrative Agent shall have received (i) commitments (including by way of conversion) from banks and other financial institutions with respect to the Tranche E Term Loans in an aggregate principal amount equal to $294,646,850, (ii) as applicable, (x) a fully executed Lender Addendum with respect to each such bank or other financial institution committing to fund such Tranche E Term Loans (and pursuant to which, on the Amendment Effective Date, such bank or other financial institution shall become a Tranche E Term Loan Lender, for all purposes under the Credit Agreement) or (y) a fully executed Conversion Notice with respect to each Continuing Lender electing to convert its Tranche D Term Loans into Tranche E Term Loans (and pursuant to which on the Amendment Effective Date all of the outstanding principal amount of Tranche D Term Loans held by such Lender shall convert into Tranche E Term Loans); it being agreed and understood that delivery of a fully executed Conversion Notice by a Lender shall be deemed to constitute an authorization by such Lender directing the Administrative Agent to execute this Amendment;
     (g) the Acquisition and related transactions shall have been consummated simultaneously with the effectiveness of this Amendment, and the documentation governing the Acquisition shall be reasonably satisfactory to the Administrative Agent; and
     (h) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
     4. Representations and Warranties. Each of WSCA and the Borrower represent and warrants jointly and severally to the Administrative Agent and the Lenders (including any Additional Lenders) as follows:
     (a) Authority. Each of WSCA and the Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance by each of WSCA and the Borrower of this Amendment and by the Guarantors of the Consent, and the performance by each of WSCA, the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.
     (b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of WSCA and the Borrower. The Consent has been duly executed and delivered by each of the Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.
     (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
     (d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
     (e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
     5. Reference to and Effect on Credit Agreement.
     (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.
     (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     7. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

WASTE SERVICES (CA) INC.
By:	/s/
Name:
Title:

WASTE SERVICES, INC.
By:	/s/
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/
Name:
Title:

Annex 1
CONSENT OF GUARANTORS
     Each of the undersigned is a Guarantor of the Obligations of the Borrower and/or of WSCA under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.
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     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 12th day of April, 2007.

WASTE SERVICES OF ARIZONA, INC.
By:	/s/
Name:
Title:

WASTE SERVICES OF FLORIDA, INC.
By:	/s/
Name:
Title:

JACKSONVILLE FLORIDA LANDFILL, INC.
By:	/s/
Name:
Title:

JONES ROAD LANDFILL AND RECYCLING, LTD., by Jacksonville Florida Landfill, Inc., its General Partner
By:	/s/
Name:
Title:

LIBERTY WASTE, LLC
By:	/s/
Name:
Title:

OMNI WASTE OF OSCEOLA COUNTY LLC
By:	/s/
Name:
Title:

(Signature Page to Consent)

SLD LANDFILL, INC.
By:	/s/
Name:
Title:

SANFORD RECYCLING AND TRANSFER, INC.
By:	/s/
Name:
Title:

SUN COUNTRY MATERIALS, LLC
By:	/s/
Name:
Title:

TAFT RECYCLING, INC.
By:	/s/
Name:
Title:

WASTE SERVICES LIMITED PARTNER, LLC
By:	/s/
Name:
Title:

WS GENERAL PARTNER, LLC, by Waste Services, Inc., its Sole Member
By:	/s/
Name:
Title:

FORT BEND REGIONAL LANDFILL LP
By:	/s/
Name:
Title:

(Signature Page to Consent)

RUFFINO HILLS TRANSFER STATION LP
By:	/s/
Name:
Title:

WSI WASTE SERVICES OF TEXAS LP
By:	/s/
Name:
Title:

WASTE SERVICES OF ALABAMA, INC.
By:	/s/
Name:
Title:

PRO DISPOSAL, INC.
By:	/s/
Name:
Title:

CAPITAL ENVIRONMENTAL HOLDINGS COMPANY
By:	/s/
Name:
Title:

RAM-PAK COMPACTION SYSTEMS LTD.
By:	/s/
Name:
Title:

6045341 CANADA INC.
By:	/s/
Name:
Title:

(Signature Page to Consent)

Exhibit A
CONVERSION NOTICE
[To Be Completed For Each Fund]
     Reference is made to the First Amendment (the “First Amendment”), dated as of April 12, 2007, to the Second Amended and Restated Credit Agreement, dated as of December 28, 2006 (as amended from time to time prior to the date hereof, the “Credit Agreement”), among Waste Services (CA) Inc., an Ontario corporation (“WSCA”), Waste Services, Inc., a Delaware corporation (the “Borrower”), the banks and other financial institutions and entities from time to time party thereto (the “Lenders”), Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole book runner, CIBC World Markets Corp., as syndication agent, Bank of America, N.A., as documentation agent, Canadian Imperial Bank of Commerce, as Canadian agent, and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein are used with the meanings attributed thereto in the Credit Agreement.
     The undersigned Lender hereby irrevocably and unconditionally elects to convert $_________ of the outstanding principal amount of the Tranche D Term Loan held by such Lender into a Tranche E Term Loan (as defined in the First Amendment) in a principal amount equal to the amount of the Tranche D Term Loan converted hereby, effective only if, and only as and when the First Amendment becomes effective in accordance with its terms.
     This Conversion Notice shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.
     This Conversion Notice may be executed by the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     By executing this Conversion Notice, the undersigned Lender hereby irrevocably and unconditionally consents to the First Amendment and authorizes the Administrative Agent to execute the First Amendment on its behalf.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Conversion Notice to be duly executed and delivered by their proper and duly authorized officers as of this _______ day of April, 2007.

By:	/s/
Name:
Title:
(Signature Page to Conversion Notice)

ADMINISTRATIVE AGENT: LEHMAN COMMERCIAL PAPER INC.
By:	/s/
Name:
Title:

(Signature Page to Conversion Notice)

Exhibit B
[FORM OF] LENDER ADDENDUM
     LENDER ADDENDUM, dated as of April 12, 2007 (this “Lender Addendum”), to the Second Amended and Restated Credit Agreement, dated as of December 28, 2006 (as heretofore amended and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Waste Services (CA) Inc., an Ontario corporation formerly known as Capital Environmental Resource Inc./Ressources Environnmentales Capital Inc. (“WSCA”), Waste Services, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and entities from time to time party thereto (the “Lenders”), Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole book runner, CIBC World Markets Corp., as syndication agent, Bank of America, N.A., as documentation agent, Canadian Imperial Bank of Commerce, as Canadian agent, and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
W I T N E S S E T H :
     WHEREAS, the Credit Agreement provides that any bank, financial institution or other entity may become a party to the Credit Agreement as a Tranche D Term Loan Lender with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Lender Addendum; and
     WHEREAS, the undersigned now desires to become a party to the Credit Agreement as a Tranche E Term Loan Lender thereunder;
     NOW, THEREFORE, the undersigned hereby agrees as follows:
     1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Lender Addendum is accepted by the Borrower and the Administrative Agent, become a Tranche E Term Loan Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a commitment under the Tranche E Term Loan Facility of $[___].
     2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Lender Addendum; (b) confirms that it has received a copy of the Credit Agreement and each other Loan Document existing as of the date of this Lender Addendum, together with copies of the financial statements referred to in Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addendum; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent, any other agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and each of the other Loan Documents and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement or the other Loan Documents are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.20 of the Credit Agreement.
     3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:
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     IN WITNESS WHEREOF, the undersigned has caused this Lender Addendum to be executed and delivered by a duly authorized officer on the date first above written.

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and a Lender
By:	/s/
Name:
Title:

Accepted this _______ day of April, 2007 WASTE SERVICES, INC.
By:	/s/
Name:
Title: